SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 17, 1999

                              AMERICA ONLINE, INC.
                  (Exact Name of Registrant as Specified in Charter)

         Delaware                       001-12143              54-1322110
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
   of Incorporation)                                       Identification No.)

                     22000 AOL Way, Dulles, Virginia 20166
              (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code:  (703) 265-1000

Item 2. Acquisition or Disposition of Assets.

         On March 17, 1999, America Online, Inc. ("America Online") completed the acquisition of Netscape Communications Corporation ("Netscape") pursuant to the terms of the previously reported Agreement and Plan of Merger, dated as of November 23, 1998 (the "Merger Agreement"), by and among America Online, a Delaware corporation, Apollo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of America Online ("Apollo"), and Netscape, a Delaware corporation.

         Apollo merged with and into Netscape (the "Merger"), with Netscape surviving the Merger as a wholly-owned subsidiary of America Online, effective as of March 17, 1999. Each share of Netscape common stock was converted into the right to receive 0.9 of a share of America Online common stock. The conversion ratio was determined through arm's length negotiations.

         The Merger Agreement is incorporated herein by reference from America Online's Current Report on Form 8-K for an event dated November 23, 1999 and is listed herein as Exhibit 2.1. Copies of America Online's press releases announcing the effectiveness of the Merger and the new organization to integrate Netscape into America Online's operations are incorporated herein by reference and are included as Exhibits 99.1 and 99.2, herein. The foregoing description of such documents is qualified in its entirety by reference to such Exhibits.


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. To be filed by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. To be filed by amendment to this Current Report on Form 8-K.

(c) Exhibits.

Exhibit   Description
Number
2.1 Agreement and Plan of Merger, dated as of November 23, 1998, by and among America Online, Inc., Apollo Acquisition Corp. and Netscape Communications Corporation (filed as Exhibit 2.1 to America Online's Current Report on Form 8-K for an event dated November 23, 1998 and incorporated herein by reference)

99.1      Press Release dated March 17, 1999.

99.2      Press Release dated March 24, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AMERICA ONLINE, INC.


                                 By:   /s/J. Michael Kelly
                                 Name: J. Michael Kelly
                                 Title:Senior Vice President,
                                       Chief Financial Officer,
                                       Treasurer and Assistant Secretary


Dated: March 26, 1999


                                  Exhibit Index

Exhibit No.                         Description

99.1      Press Release dated March 17, 1999

99.2      Press Release dated March 24, 1999